257043017 v2 November 23, 2021 John Graham VIA EMAIL/DOCUSIGN Dear John, You are currently employed as Chief Marketing Officer of DB Management Co. (the “Company”), wholly-owned subsidiary of Dutch Mafia, LLC. This letter sets forth the terms and conditions of your employment by the Company, including the provision of services to Dutch Mafia, LLC and its affiliated entities, including Dutch Bros Inc, with such terms to be effective as of November 1, 2021. The terms set forth in this letter agreement shall supersede and replace, in entirety, the terms set forth in your offer letter dated July 10, 2020. 1. POSITION. You are serving in a full-time capacity as Chief Marketing Officer of the Company and Dutch Bros Inc. In this role, you report to the Chief Executive Officer. You are currently working out of Florida. Subject to the other provisions of this letter agreement, we may change your position, duties, and work location from time to time at our discretion. 2. EMPLOYEE BENEFITS. As a regular employee of the Company, you are eligible to participate in the Company’s standard benefits, subject to the terms and conditions of such plans and programs. Subject to the other provisions of this letter agreement, we may change compensation and benefits from time to time at our discretion. 3. SALARY. Your annual base salary is $500,000, less deductions and withholdings, payable in semi-monthly installments in accordance with the Company’s standard payroll practices for salaried employees. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. 4. BONUS. You are eligible for annual incentive bonus compensation equal to $250,000. Your bonus will be paid to you in the form of equal semi-monthly payments, subject to deductions and withholdings. 5. EQUITY. You have been granted various equity interests in Dutch Bros. Inc. Those equity interests shall continue to be governed in all respects by the terms of the applicable equity agreements, grant notices and equity plans. 6. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. You are required, as a condition of your continuing employment, to execute the Employee Confidential Information and Inventions Assignment Agreement attached hereto as Exhibit A. 7. PERIOD OF EMPLOYMENT. Your employment remains “at will,” meaning that either you or the Company (or any of its affiliated entities) may terminate your employment at any time and for any reason, with or without cause. This remains the full and complete agreement between you and the Company (and any of its affiliated entities) on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, DocuSign Envelope ID: 91092997-88D2-42A9-922E-23A75D16417F

257043017 v2 may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized member of the Board of Directors of Dutch Bros Inc. 8. SEVERANCE. You will be eligible for severance benefits under the terms and conditions of the Dutch Bros Inc. Amended and Restated Severance and Change in Control Plan. 9. AMENDMENT. This letter agreement (except for terms reserved to the Company’s discretion) may not be amended or modified except by an express written agreement signed by you and a duly member of the Board of Directors of Dutch Bros Inc. 10. ARBITRATION. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company or the services you provide to the Company’s affiliated entities, you and the Company (together with all of its affiliated entities) agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this agreement, your employment with the Company or the services you provide to the Company’s affiliated entities, or the termination of your employment, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures for employment disputes before a single arbitrator (available upon request and also currently available at http://www.jamsadr.com/rules- employment-arbitration/). You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. In addition, all claims, disputes, or causes of action under this section, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law (collectively, the “Excluded Claims”). In the event you intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. You will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration under this agreement shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees in excess of the administrative fees that you would be required to pay if DocuSign Envelope ID: 91092997-88D2-42A9-922E-23A75D16417F

257043017 v2 the dispute were decided in a court of law. Nothing in this letter agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction. * * * This letter, together with your Employee Confidential Information and Inventions Assignment Agreement, equity agreements and other agreements referenced herein, forms the complete and exclusive statement of your employment agreement with the Company and its affiliated entities, and supersedes any other agreements or promises made to you by anyone, whether oral or written, with respect to the subject matter hereof. If any provision of this offer letter agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this offer letter agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This letter may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. Please sign and date this letter below to indicate your agreement with its terms. Sincerely, Jonathan Ricci, Chief Executive Officer ACCEPTED AND AGREED TO: John Graham Dated: __________________________ DocuSign Envelope ID: 91092997-88D2-42A9-922E-23A75D16417F 11/29/2021 | 8:13 AM PST